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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this amendment number 2 to the registration statement of American Homepatient, Inc. on Form S-3 of our report dated September 19, 1994, on our audits of the consolidated financial statements of ConPharma Home HealthCare, Inc. as of July 31, 1994 and 1993, and for the years then ended, which report is included in Form 8-K/A of American Homepatient, Inc. filed with the Securities and Exchange Commission on June 8, 1995. We also consent to the reference to our firm under the caption "Experts".



                                          COOPERS & LYBRAND LLP



Rochester, New York


May 16, 1996